UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) May 27, 2004

Bayou Steel Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9982 (Commission File Number)	72-1125783 (IRS Employer Identification No.)

138 Highway 3217, P.O. Box 5000, LaPlace, Louisiana (Address of principal executive offices)	70069 (Zip Code)

(985) 652-4900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.        Other Events and Regulation FD Disclosure.

On May 27, 2004, the Company issued a press release, filed herewith as Exhibit 99.1, announcing that the Company’s Board of Directors approved a Stockholder Rights Plan and declared a dividend distribution of one Stock Purchase Right on each outstanding share of the Company's Common Stock. A copy of the Stockholder Rights Plan is filed herewith as Exhibit 99.2.

Item 7.        Financial Statements and Exhibits.

(c)	Exhibits.
	99.1 99.2	Press Release dated May 27, 2004 Stockholder Rights Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYOU STEEL CORPORATION

By: /s/ Richard J. Gonzalez
Name: Richard J. Gonzalez Title: Chief Financial Officer

Date: June 8, 2004